Exhibit 99.2

Horizon Therapeutics plc Announces Pricing of Private Offering of Senior Notes

DUBLIN, Ireland, July 11, 2019 – Horizon Therapeutics plc (Nasdaq: HZNP) (“Horizon”) today announced that Horizon Pharma USA, Inc., its wholly-owned subsidiary, has priced its offering of $600 million aggregate principal amount of 5.5% senior notes due 2027. The note offering is expected to close on July 16, 2019, subject to the satisfaction of customary closing conditions.

Horizon currently expects to use the net proceeds from the offering, together with approximately $65 million in cash on hand, to redeem or prepay $625 million of its outstanding debt, consisting of (i) the outstanding $225 million principal amount of its 6.625% senior notes due 2023, (ii) the outstanding $300 million principal amount of its 8.75% senior notes due 2024 and (iii) $100 million of the outstanding principal amount of senior secured term loans under Horizon’s credit agreement, as well as to pay the related premiums and fees and expenses, excluding accrued interest, associated with the redemption and prepayment. The proposed redemption of Horizon’s existing senior notes and partial prepayment of its existing term loans is being conducted to further Horizon’s deleveraging strategy, to reduce interest expense and to extend the maturity of its debt obligations to improve its capital structure.

The new senior notes will be fully and unconditionally guaranteed by Horizon, as well as by certain of its existing and future subsidiaries.

The notes are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. buyers in accordance with Regulation S under the Securities Act. The notes have not been and are not expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Horizon

Horizon is focused on researching, developing and commercializing medicines that address critical needs for people impacted by rare and rheumatic diseases. Our pipeline is purposeful: we apply scientific expertise and courage to bring clinically meaningful therapies to patients. We believe science and compassion must work together to transform lives.

Forward Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to the completion and timing of the private offering of the notes, the potential impact of the note offering on Horizon’s deleveraging strategy and goals to reduce interest expense and extend the maturity of its debt obligations, and the expected use of net proceeds from the note offering and Horizon’s existing cash on hand. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions, Horizon’s ability to obtain financing on the terms and in the amounts expected, the satisfaction of customary closing

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

conditions related to the offering of the notes and the fact that Horizon will maintain discretion in its use of the net proceeds from the notes and its cash on hand. Additional risks and uncertainties relating to the forward-looking statements in this press release, Horizon and its business can be found under the caption “Risk Factors” and elsewhere in Horizon’s SEC filings and reports. Forward-looking statements speak only as of the date of this press release, and Horizon undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

Contacts:

Tina Ventura

Senior Vice President, Investor Relations

Investor-relations@horizontherapeutics.com

Ruth Venning

Executive Director, Investor Relations

Investor-relations@horizontherapeutics.com

U.S. Media Contact:

Geoff Curtis

Executive Vice President, Corporate Affairs & Chief Communications Officer

media@horizontherapeutics.com

Ireland Media Contact:

Gordon MRM

Ray Gordon

ray@gordonmrm.ie

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland